                                                                    Exhibit 23.A


                          [C. TIMOTHY SMOOT LETTERHEAD]

                                December 19, 1996

Board of Directors
Material Technology, Inc.
11835 West Olympic Boulevard
East Tower, Suite 705
West Los Angeles, CA 90064

                     Re: Registration Statement on Form S-8

Dear Sir or Madam:

      I am acting counsel to Material Technology, Inc., a Delaware corporation, (the "Corporation"), in connection with preparing and filing a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), registering under the Securities Act of 1933, as amended (the "Act"), 120,000 shares (the "Shares") of the Corporation's Common Stock, $.001 par value, issuable upon the exercise of options (the "Options") granted or to be granted under the Corporation's 1996 Stock Option Plan (the "Plan").

      For purposes of this opinion I have examined the Corporation's Registration Statement, the Certificate of Incorporation, as amended, and the by-laws, and such documents, records, agreements, proceedings, and legal matters as I deemed necessary to examine. With respect to any documents or other corporate records which I examined, I assumed the genuineness of all signatures on, and the authenticity of, all documents submitted as originals, and the conformity to the original documents submitted as photostatic copies.

      Based upon my examination and subject to the qualifications stated herein, I am of the opinion that:

      1. The Corporation is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      2. The Shares included in the Registration Statement to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

      I am a member of the California Bar and do not hold myself out as an expert concerning, or qualified to render opinions with respect to any laws other than the California law, the Federal laws of the United States, and Delaware General Corporation Law.

                                          Sincerely,

                                          Signed: C. Timothy Smoot

                                          C. Timothy Smoot
                                          Attorney